Exhibit 14.(a).1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form Form S-8 (No. 333-149175) of Blue Square-Israel Ltd. (hereafter - "the company"), of our report dated June 23, 2008, relating to the financial statements of the company and the effectiveness of internal control over financial reporting, which appears in this Annual Report.

/s/ Kesselman & Kesselman
Haifa, Israel	Kesselman & Kesselman
June 23, 2008	Certified Public Accountants (Isr.)